Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our audit report filed with Quadra Projects Inc’s Form 10K for the year ended November 30, 2008, filed on March 4, 2009, together with Amendment No. 1 on Form 10-K filed on September 14, 2009.

/s/ Robert G. Jeffrey Wayne, New Jersey September 23, 2009